EXHIBIT 10.7

MANAGEMENT AND ADMINISTRATION AGREEMENT

THIS MANAGEMENT AND ADMINISTRATION AGREEMENT (the “Agreement”), dated as of October 13, 2006, is made and entered into by and between Madison Gas and Electric

Company, a Wisconsin corporation (“Owner”), and Midwest Renewable Energy Services, LLC a

Delaware limited liability company (“Manager”).  Each of Owner and Manager are sometimes hereinafter designated as a "Party," and they are collectively designated as the "Parties."

RECITALS

A.

Owner is the owner of a wind energy project with a nameplate capacity of approximately twenty-nine and seven-tenths (29.7) megawatts (the “Project”) utilizing eighteen (18)

wind turbine generators supplied by Vestas - American Wind Technology, Inc., a

California corporation (“Vestas”)

(the “WTGs”), and related equipment and

infrastructure facilities located in Worth County, Iowa (the “Project Site”);

B.

Manager has expertise and knowledge in the management and administration of wind energy projects; and

C.

From the Effective Date and for the Term of this Agreement (as defined below), Owner desires to engage Manager and Manager desires to accept said engagement, to perform certain tasks related to the Project, all of which work is more particularly described in

Article 3.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual promises and covenants hereinafter set forth, the Parties agree as follows:

ARTICLE 1

DEFINITIONS AND RULES OF INTERPRETATION

1.1

Definitions.

Unless otherwise indicated, any capitalized term in this Agreement shall have the meaning assigned to such term in Exhibit A hereto.

1.2

Rules of Interpretation.

1.2.1

The masculine gender shall include the feminine and neuter.

1.2.2

The singular shall include the plural and vice versa.

1.2.3

"Includes", "including", and "included" shall be deemed to be without limitation.

1.2.4

Unless otherwise expressly stated, any consent required or permitted hereunder shall not be unreasonably withheld, conditioned or delayed, and any reference to the Parties having to agree upon a future matter shall be construed in a manner requiring each Party to act reasonably and in good faith.

1.2.5

All exhibits or other attachments referenced herein shall be deemed to be incorporated by reference.

1.2.6

All references to sections and to exhibits are, unless otherwise indicated, to sections of and exhibits to this Agreement.

1.2.7

Headings appearing in this Agreement and the table of contents are for ease of reference only and shall not be deemed to be a part of this Agreement's terms and conditions.

ARTICLE 2

TERM AND COMPENSATION

2.1

Term.  Unless earlier terminated in accordance with Sections 2.1, 3.5.3 or 10.1, the term of this Agreement (the “Term”) shall be the period commencing on April 1, 2007 and ending December 31, 2009, (the "Initial Term").  After the Initial Term, this Agreement shall continue to remain in full force and effect unless and until either Party terminates this Agreement upon ninety days prior written notice pursuant to this Section or Article

10.  Commencing 90 days prior to the end of the Initial Term, either Party may terminate this Agreement upon 90 days prior written notice.  Notwithstanding anything to the contrary contained herein, Owner may terminate this Agreement at any time upon 60 days prior written notice to Manager; provided that Owner shall remain responsible on a pro rata basis for all payments due and owing to Manager arising from Management

Work and Administrative Work delivered to Owner prior to the date of termination.

2.2

Compensation.  As consideration for the work to be performed hereunder, Manager shall receive $3,500.00 on a monthly basis during the Initial Term (the “Fee”).  Thereafter,

should the Agreement remain in full force and effect, the Fee for each 12 month period shall be increased annually beginning as of January 1, 2010 for CPI changes since

January 1, 2009, and as of each January thereafter by the increase in the CPI Index.  In no event shall the Fee be less than what it was in the immediately preceding year.

2.3

Expenses.  Manager shall have the authority to incur (i) reasonable travel and out-of-

pocket costs in connection with travel from Worth County, Iowa for meetings with

Owner held outside of Manager’s principal offices pursuant to section 3.3.2(i); (ii)

Manager's reasonable and customary expenses associated with site visits and other public relations activities authorized by Owner; and (iii) living and travel expenses incurred by a construction manager engaged by Manager, and consented to by Owner, to perform any

Management Work or Administrative Work through March 31, 2008, with Owner’s obligation limited to its prorata portion (29.7/110.8), such obligation of Owner not to exceed $1000.00 in a month.  On or before the fifteenth (15th) day of each month,

Manager shall submit an invoice to Owner which details and sets forth any of the foregoing expenses incurred together with supporting documentation (collectively, an

“Expense Invoice”).

2.4

Payment Terms.  Owner shall pay the Fee in arrears for each month on or before the 25th day of each month.  Within thirty (30) days of receipt of an Expense Invoice, Owner shall pay the amount set forth thereon in full.  In the event any compensation due to Manager is not paid when such amount becomes due, then interest shall accrue on such outstanding amount and shall be payable to Manager at the Prime Rate plus 5%, or the maximum permitted by law, whichever is less.

ARTICLE 3

DUTIES AND RESPONSIBILITIES

3.1

General. Owner hereby engages Manager to assist in the management of the Project in accordance with the terms and conditions of this Agreement.  Notwithstanding the foregoing, Manager shall not be required to assume personally any contractual or other liability to any third parties with respect to its services hereunder unless Manager engages in gross negligence, fraud, or willful misconduct.  Owner shall be entitled to be on the

Project Site at any time and to assume any degree of operational or managerial control over the Project which otherwise would be performed by Manager pursuant to this

Agreement; provided that such actions by Owner shall not be deemed to modify Owner’s obligations to make the payments to Manager set forth herein.  Manager shall not be liable for any actions, inactions and/or omissions of Owner. Manager hereby accepts such engagement to perform (i) the Management Work as set forth in Section 3.3, and (ii) the

Administrative Work as set forth in Section 3.4 as an independent contractor and not as an agent or an employee of Owner so long as this Agreement remains in effect.

3.2

Compliance.  In performing its obligations under this Agreement, Manager shall comply with all Applicable Agreements, Prudent Wind Industry Practices, Applicable Laws,

Hazardous Material Laws, Applicable Standards, and Project Easements.  Owner shall furnish to Manager upon execution of this Agreement and as and when they are hereafter signed, executed copies of all Applicable Agreements.  Manager hereby certifies that it has or will read the aforementioned documents and is or will become familiar with the terms and conditions set forth therein.

3.3

Management Work.  So long as this Agreement remains in effect, Manager shall be responsible for performing the following management duties, responsibilities and work:

3.3.1

Monitor and Manage Service Providers and Other Providers.

(a)

Providers in General.

(i)

Manager shall monitor and manage the performance of those

service providers at the Project Site or others who provide goods or materials for the Project which are specified by Owner from time to time, including those specified below.

(ii)

If Owner desires to enter into any other agreements related to the

Project which are to be performed at or near the Project Site or which contemplate the delivery of goods or other materials to the

Project Site (collectively, "Additional Project Agreements"), then,

at the request of Owner, and upon the fulfillment of the conditions set forth in Section 3.7, Manager shall procure, subject to Owner's final approval, the services, goods, or other materials to be obtained pursuant to such other Additional Project Agreements, as applicable; provided, however, Manager shall be reimbursed for all reasonable labor and expenses to secure such services and to administer such agreements as additional compensation to the Fee as well as any and all third party costs related to such activities.

(b)

Vestas.

(i)

Manager shall monitor and report to Owner as follows regarding the performance of Vestas under the Turbine Agreements

including the performance of the following activities:

(A)

monitor and manage Vestas' compliance with respect to all

roads, paths, storerooms, workshops and control buildings,

fencing and walls at the Project Site;

(B)

report to Owner any other item or information of

significance with respect to the foregoing contracts and

activities of which Manager is aware which could be

reasonably anticipated to have a material impact on the

Project; and

(C)

provide to Owner all notices received under the Turbine

Warranty Agreement from Vestas.

(c)

BOP Contractor.

(i)

Manager shall monitor and manage the performance of the BOP

Contractor under the BOP Contract and the BOP Warranty

Agreement, including the performance of the following activities:

(A)

monitor and manage the performance of BOP Contractor in

connection with the finalization of the items on the Punch

List and each of the milestones required for Final

Completion under the BOP Contract;

(B)

monitor, manage and report on the remedial action required

in accordance with BOP Contractor's

recommended

procedures and within the response times and the

procedures agreed with Owner under the BOP Warranty

Agreement;

(C)

provide to Owner all notices received under the BOP

Contract and the BOP Warranty Agreement from BOP

Contractor; and

(D)

report to Owner any other item or information of

significance with respect to the foregoing contracts and

activities of which Manager is aware which could be

reasonably anticipated to have a material impact on the

Project.

(d)

Substation Contractor and Operator.

(i)

Manager shall monitor and manage the performance of Substation

Contractor under the warranty in the Substation Construction

Contract, and the performance of the Substation Operator under the the Electrical M&S Agreement, the Interconnection Agreement,

and the Substation Use Agreement including the performance of the following activities:

(A)

monitor and manage the performance of Substation

Operator in connection with the finalization of the work

and each of the milestones required for final completion

under the Substation Construction Contract;

(B)

monitor, manage and report on the diagnosis of all faults,

defects and breakdowns with respect to the Substation or

any interconnection facilities contained therein, the

capacitor banks and/or any other item constructed pursuant

to the Substation Construction Contract;

(C)

monitor, manage and report on the remedial action required

in accordance with Substation Operator's recommended

procedures and within the response times and the

procedures agreed with Owner;

(D)

provide to Owner all notices received under the Substation

Construction Contract, the Electrical M&S Agreement and

the Interconnection Agreement;

(E)

monitor and manage the performance of Substation

Operator's

maintenance and service of the Electrical

Infrastructure pursuant to the Electrical M&S Agreement;

(F)

monitor and manage the performance of Substation

Operator in connection with its duties under and pursuant

to the Interconnection Agreement;

(G)

monitor and manage the performance of Substation

Operator in connection with its duties under and pursuant

to the Substation Use Agreement

(H)

report to Owner any other item or information of

significance with respect to the foregoing contracts and

activities of which Manager is aware which could be

reasonably anticipated to have a material impact on the

Project.

(e)

Interconnection Agreement and Substation Use Agreement.

(i)

Manager shall manage and monitor the compliance of the Project with the terms and conditions set forth in the Interconnection

Agreement and Substation Use Agreement, including the

performance of the following activities:

(A)

coordinate with MISO and Owner with regard to ordinary,

day-to-day communications and notices to MISO and

Owner; provided, however, that any communication or

notice to or from MISO that affects or could affect the

rights or interests of Owner shall require immediate formal

written notice to Owner pursuant to §12.1;

(B)

read the meter at the Delivery Point (as defined in the

Interconnection Agreement) at or near midnight on or near

the last day of each calendar month for purposes of

preparing reporting to Owner on the amount of energy

produced by the Project during the preceding month; and

(C)

at Owner’s request, coordinate the resetting of any tripped

breaker switch in the Substation in accordance with the

Substation Use Agreement.

(D)

report to Owner any other item or information of

significance with respect to the foregoing contracts and

activities of which Manager is aware which could be

reasonably anticipated to have a material impact on the

Project.

(f)

Construction Contracts.

(i)

General.

(A)

Manager shall be responsible for the following activities in connection with the Construction Contracts.

(1)

Coordination and management of Construction

Contracts and equipment supplier/vendor contracts

approved by Owner;

(2)

Coordination and management of equipment

vendors and suppliers and contractors approved by

Owner;

(3)

Coordination and submittal to Owner of any change

orders or addendums to any Construction Contracts

affecting the cost, schedule or quality of the Project;

(4)

Preparation of a construction schedule which shall

include

identification

of

major construction

milestones and construction critical path;

(5)

Preparation of a construction budget, and tracking

such budget during construction to identify and

notify Owner of any budget variances;

(6)

Coordination of construction engineering, including

submittal of

construction specifications and

drawings to Owner for approval;

(7)

Coordination of equipment procurement, including

monitoring shipping dates, delivery dates and any

other issues that may affect the construction

schedule;

(8)

Management of construction within the Project Site,

including resolving disputes amongst contractors,

equipment suppliers and vendors, and landowners;

and

(9)

Securing all necessary local governmental

approvals and permits for construction.

(B)

Manager shall from time to time perform or cause to be

performed the following activities in connection with the

certification of the remaining milestones under the

Construction Contracts.

(1)

inspection of the work

performed under the

Construction Contracts;

(2)

review and verification of test results of any tests

performed under the Construction Contracts;

(3)

review of submissions

under the Construction

Contracts of any of the contracting parties; and

(4)

recommendation to Owner as to whether or not the

following certificates submitted by the contracting

parties to the Construction Contracts should be

countersigned by Owner:

(i)

Certificate of Final Completion under the

BOP Contract;

(ii)

Certificate of Final Completion under the

TSA;

(iii)

Certificates of Partial Completion under the

Substation Construction Contract; and

(iv)

Certificate of Completion and Settlement

under the Substation Construction Contract.

(C)

Except with the written consent of Owner, Manager shall

have no authority to countersign such certificates in the

name of Owner but shall, instead, prepare and present them

to Owner with a recommendation as to whether they should

be executed and delivered.  Owner acknowledges and

agrees that Manager requires reasonable time to review the

certificates pursuant to Section 3.3.1(f)(i)(A)(4) and that

short turnaround by Owner may be required for execution

and delivery of such certificates pursuant to the respective agreements.

(D)

Manager shall provide to Owner weekly written progress

reports regarding the performance of all Construction

Contracts, including realized or anticipated issues which

may impact the construction schedule or construction

budget.

(g)

Interconnection Agreement, Substation Use Agreement and

Meteorological Data Sharing Agreement.

(i)

Manager shall monitor the compliance of the Project with the terms and conditions set forth in the Interconnection Agreement and Substation Use Agreement, including the performance of the following activities:

(A)

read the meter at the Delivery Point (as defined in the

Interconnection Agreement) at or near midnight on or near

the last day of each calendar month for purposes of

preparing reporting to Owner on the amount of energy

produced by the Project during the preceding month;

(B)

at Owner’s request, coordinate the resetting of any tripped

breaker switch in the Substation in accordance with the

Substation Use Agreement; and

(C)

report to Owner any other item or information of

significance with respect to the foregoing contracts and

activities of which Manager is aware which could be

reasonably anticipated to have a material impact on the

Project.

(h)

Project Easements and Project Maintenance.

(i)

Manager shall:

(A)

manage and monitor the compliance of the Project with the

terms and conditions set forth in the Project Easements.

Manager shall coordinate with the landowners with regard

to ordinary, day-to-day communications and notify Owner

of any pending or actual defaults or other problems with

regard to the Project Easements of which Manager is aware

which could be reasonably anticipated to have a material

impact on the Project;

(B)

report to Owner any other item or information of

significance with respect to the Project Easements and

activities of which Manager is aware which could be

reasonably anticipated to have a material impact on the

Project;

(C)

review all applicable invoices and identify or recommend

for payment or the withholding of payment under the

Project Easements all items which are required to be paid

thereunder in a timely manner;

(D)

coordinate at Owner’s cost and expense snow removal from

Project Easements as requested by Owner or Vestas;

(E)

coordinate at Owner’s cost and expense repairs and

maintenance of the roads and rights of way within the

Project and Project Easements as requested by Owner, and

notify Owner of any need for such repairs or maintenance;

(F)

inspect the Project for damage

at Owner’s request

following significant storm or weather events and notify

Owner of any damage or need for repairs or maintenance;

(G)

coordinate and assist with all follow-up studies, (e.g., avian studies) as Owner may determine should be performed after

commissioning of the Project; and

(H)

coordinate use, repair and maintenance of any buildings

that Owner may construct or acquire for use by Vestas or

other persons charged with maintenance of the Project.

3.3.2

Monitor and Manage Performance of the Project.

(a)

Meters and Anemometers.  To the extent Owner installs meters or anemometers at the Project or acquires rights to other meters or anemometers in the vicinity of the Project, Manager shall monitor the performance of all meters which monitor and record performance data,

maintain records with respect thereto, and, with the prior approval of

Owner, procure an annual calibration of the anemometers on the meteorological towers at the Project, if required, and directing any necessary repairs to be performed, all at the cost and expense of Owner.

(b)

Security.  Owner shall be responsible for determining the level of third party security that may be required at the Project Site and shall enter into such agreements with third parties for security as Owner sees fit.

Although Manager, as a part of its services hereunder, shall monitor and administer any such agreement on behalf of Owner, Manager assumes no responsibility for the security of the Project Site.  Manager shall report to

Owner as soon as reasonably practical any incidents of theft, vandalism,

trespass or the like at the Project Site.

(c)

Emergencies.  Notwithstanding anything to the contrary which may be contained herein, Manager shall have the authority to take all reasonable and necessary actions and incur any expense to be reimbursed by Owner in the event of an emergency that poses actual or imminent risk of serious personal injury or physical damage to the Project requiring immediate preventative or remedial action (an "Emergency").  Manager shall notify

Owner as soon as practicable of any Emergencies at or related to the

Project Site of which it becomes aware.

(d)

Investigate Accidents and Damage.  Manager shall investigate all accidents and damage affecting the Project (a "Loss"), assist in the calculation of an estimated cost of repair and provide such calculations to

Owner and insurers.  Manager shall assist and support the remedial activities associated with any Loss affecting the Project.  Owner shall have the right to conduct an independent investigation with regard to any such

Loss, and Manager shall cooperate fully with any such investigation by

Owner.  Manager shall give prompt written notice to Owner of any Loss of the Project.

(e)

Community Relations.  Manager shall monitor the relationship and interface between Persons in the local community of the Project Site, on the one hand, and the Project and Owner, on the other hand, but in no event shall Manager be entitled to conduct or to authorize any person to conduct any interviews with the media or to issue any advertisements or press releases regarding the Project without the prior consent of Owner.

(f)

Regulatory Compliance.

(i)

Permits and licenses issued to Owner as of the Effective Date are listed on Exhibit D (collectively, the “Permits”).  Manager shall prepare all reports, certificates, and filings required as of the

Effective Date under such Permits in a manner which will allow

Owner to review, execute, and submit such documents to the

appropriate regulatory bodies in a timely manner, provided,

however, that Owner shall be responsible for any and all filings,

notices and reports required to be delivered to the Federal Energy

Regulatory Commission.

(ii)

In the event Manager becomes aware of additional permits or

licenses required for the operation of the Project, Manager shall deliver written notice to Owner.

(g)

Maintenance of Records and Reports.  Manager shall maintain all operations and maintenance-related books, records, reports, and correspondence prepared or received by Manager in the performance of its services hereunder and shall turn over to Owner all such items upon

Owner's request and upon termination of this Agreement.

(h)

No Liens.  Manager shall keep all real property and all personal property and equipment associated with or part of the Project free and clear of all liens and encumbrances attributable to Manager's acts or omissions.

(i)

Meetings.  Manager shall meet from time to time as reasonably requested by Owner at the Project Site or at Madison, Wisconsin, or at such other locations as may be requested by Owner within the United States of

America so long as travel and out-of-pocket costs from Worth County,

Iowa have been approved by Owner pursuant to Section 2.3.

3.4

Administrative Work.  Manager shall be responsible for performing the following duties,

responsibilities and work (collectively, the “Administrative Work”):

3.4.1

Notice.  Manager shall immediately provide notice to Owner after becoming aware of (i) the occurrence of a Force Majeure event; or (ii) any default under any

Applicable Agreement; and shall immediately provide notice to Owner after becoming aware of any claim, dispute, action, suit or controversy brought under or in connection with any of the transactions referenced in any Applicable

Agreement.

3.4.2

Insurance.

(a)

The Parties anticipate that Owner will purchase and maintain any insurance Owner requires for the Project.

(b)

If requested by Owner, Manager shall prepare, submit and administer any claim which may arise with respect to the Project or the Project Site under any insurance policy covering or relating to same, shall consult with

Owner regarding the status of any claim, and shall provide personnel to administer, review and negotiate any such claim with insurance adjustors,

attorneys, accountants, or other third-parties necessary to resolve the claim; provided, however, that Manager shall not settle or conclude any such claim without express, prior written instructions of Owner.  Manager shall provide status reports regarding the factual background and status of such claims to Owner.

3.4.3

Third Party Invoice Approval; Petty Cash Bank Account.

(a)

Manager shall coordinate with Owner in keeping and maintaining a bank account of the Project to fund local Project activities approved by Owner,

which account shall be funded by Owner (the "Petty Cash Bank

Account").  Owner shall promptly, upon its entry into this Agreement,

establish the Petty Cash Bank Account with an initial balance of $2,500,

such amount to be reviewed periodically by Owner to ensure Manager is not required to expend its own funds.  Manager shall use the Petty Cash

Bank Account solely to fund activities of the nature generally described in

Section 2.3.

(b)

The Parties agree that all major Project-related third party expenses will normally be paid directly by Owner.  Manager shall review and forward to

Owner all invoices for all Project-related expenses to be paid directly by

Owner.  Manager shall submit to Owner supporting documentation to enable Owner to justify the payment of Project expenses.

(c)

Manager shall prepare on a monthly basis, for Owner's review and approval, an expense report identifying all expenditures made from the

Petty Cash Bank Account, including the justification therefore, and an estimate of the next month's anticipated requirements for funding by

Owner of the Petty Cash Bank Account.

3.4.4

Maintenance of Records.

(a)

Develop manuals in a form reasonably acceptable to Owner detailing the procedures Manager shall follow in order to meet its obligations under this

Agreement, including accounting procedures, reporting procedures, safety and security procedures, and environmental hazards procedures.

(b)

Maintain books, records and accounts related to the Project that accurately, fairly and in reasonable detail reflect all dealings and transactions in relation to the Management Work and the Administrative

Work.

3.4.5

Tax Information.  Manager shall provide Owner with books, records and information regarding the Project as reasonably and timely requested by Owner to assist Owner with the preparation and timely filing of Owner’s federal, state and local tax returns; provided, however, Manager shall not be responsible for providing tax advice or for preparation of tax form or returns.

3.4.6

Independent Audit.  Assist Owner in the conduct of any audit by a certified public accountant retained by Owner or by Owner’s personnel.

3.4.7

Annual Budget.  On October 15 of each year, deliver to Owner the Annual Budget for the Project which shall include both monthly and annual forecasted repairs and maintenance expenses, such other items or categories of cost or expense as deemed prudent by Owner and such other information as Owner may reasonably request for the ensuing year.  In the event additional information is ascertained post-completion of the Annual Budget for the Project, Manager may submit proposed revisions.  Manager shall prepare a revised Annual Budget in accordance with instructions from Owner.  Manager shall reasonably cooperate with Owner in regard to any requests made by Owner to increase the number of categories of expense proposed to be shown in an Annual Budget, and to thereupon prepare the proposed Annual Budget with reference to such additional categories of expenditure.

3.5

Subcontracts; Additional Project Agreements; Dryden’s involvement.

3.5.1

Subject to Owner’s written pre-approval, Manager, in order to fulfill its responsibilities hereunder, may subcontract out to others any portion of its services to be provided hereunder, provided that no such engagement shall relieve

Manager of any of its obligations or liabilities hereunder, and Manager shall be responsible for all costs and expenses of such subcontractors, consultants, or suppliers.

3.5.2

Manager, as agent for Owner and subject to Owner’s written pre-approval, may locate and negotiate for the procurement of the services of contractors, consultants or suppliers pursuant to proposed Additional Project Agreements as in Manager's reasonable judgment may be necessary or desirable for the Project, provided,

however, that:

(a)

Manager shall include within its scope of services hereunder the monitoring and administration of each Additional Project Agreement,

subject to the other terms and conditions of this Agreement with respect to

Additional Project Agreements.  Manager agrees to use good faith efforts to incorporate into each Additional Project Agreement insurance and indemnity provisions equal or comparable to those set forth herein in favor of Owner, but Owner acknowledges that such provisions may not be obtainable from smaller contractors or for small scopes of work;

(b)

Owner shall not be bound by any Additional Project Agreement unless

Owner has executed such Additional Project Agreement; and,

(c)

In no event shall Manager authorize any of its subcontractors or any contractor under any Additional Project Agreement or any other agreement monitored or managed by Manager hereunder to bring any hazardous substances onto the Project Site unless expressly authorized by

Owner or unless specifically addressed in Owner's environmental site plan or material data safety sheets which Owner has already authorized with respect to the Project Site.

3.5.3

Manager acknowledges that Stephen F. Dryden’s (“Dryden”) involvement in the management of Manager was and is material to Owner’s decision to enter into and continue this Agreement.  Manager agrees that Dryden shall be involved in supervision of the Manager’s duties and responsibilities hereunder.  Manager shall give Owner prompt notice of any termination of Dryden’s involvement in supervision of Manager’s duties and responsibilities hereunder.  In the event that

Dryden is no longer directly involved in supervision of performance of Manager’s duties and responsibilities hereunder, then Owner may elect to terminate this

Agreement on 30 days’ written notice to Manager and without further liability to

Manager.

3.6

Compliance With Applicable Law.

3.6.1

Manager agrees that it and its Affiliates who perform any obligations under this

Agreement and their respective employees, agents or contractors of any tier shall not make any payment or give anything of value to any government official

(including any officer or employee of any government department, agency or instrumentality or any political party), whether directly or through intermediaries,

with the intent to influence his, her or its decision, or to gain any other improper advantage for the purpose of obtaining or retaining business in connection with the work performed hereunder.  Manager hereby represents and warrants to

Owner that Manager and its Affiliates have not made and will not make any such proscribed payment with respect to the Project.

3.6.2

Manager further agrees that it shall use all reasonable efforts to prevent any of its

Affiliates and contractors of any tier and any of its or their officers, employees,

managers, directors, consultants, or professional advisors

from

soliciting,

accepting, or agreeing to accept any payment or other benefit from another person, without the consent of Owner, on agreement or understanding that the benefit will influence the conduct of such person in relation to the Project.  Upon the discovery of such payment or other benefit, Manager shall notify in writing of such incurrence any law enforcement governmental agencies that, to Contractor's knowledge, are likely to have jurisdiction over such activity and Owner.

3.6.3

Manager shall comply with all Hazardous Material Laws.  In the event Manager or any of its employees, agents, or subcontractors causes any spills or releases of any Hazardous Material into the environment which require reporting to local,

state and/or federal agencies or remediation under any local, state or federal law,

Manager shall, at Manager’s sole expense, be responsible for ensuring timely and adequate compliance with reporting or remediation requirements, and will immediately provide Owner with the details relating to the status and compliance efforts associated with the spill or release and will coordinate all compliance activities with Owner’s Representative.

3.7

Changes in Scope

(a)

Should Owner identify additional services of the same nature as are performed by Manager hereunder which are required for the successful ownership, operation, and maintenance of the Project, the Parties shall negotiate in good faith regarding any changes in the scope of services to be provided by Manager hereunder, including increases in the amount of work to be performed by Manager (whether through the monitoring and maintenance of an Additional Project Agreement or otherwise) and appropriate corresponding increases in Manager's Fee and associated third party expense reimbursements (if any) for such increased scope of work.

Manager may also recommend such changes in scope from time to time for Owner's consideration.

(b)

Manager shall not be required to administer any Additional Project

Agreement unless Owner provides to Manager a complete copy of such agreement prior to the commencement of Manager's administration activities with respect thereto.

3.8

Additional Actions.  Perform such other incidental activities as are reasonable and necessary to perform the express duties under this Agreement.

3.9

Standard of Work to Be Performed.  Manager hereby agrees to perform or cause to be performed all of the Management Work and the Administrative Work with its best efforts and judgment upon the terms and conditions of this Agreement.  Manager shall, in the performance of its duties hereunder, exercise such care, skill and diligence as would a reputable business entity engaged in the administration of a wind energy project.

Manager shall perform its duties hereunder in an expeditious and workmanlike manner,

using properly trained and skilled personnel, consistent with United States wind industry practice and in accordance with Prudent Wind Industry Practices.

ARTICLE 4

INSURANCE

4.1

Scope and Application.  At the written request of Owner, Manager shall assist owner to procure insurance coverages desired by Owner.

4.2

Loss Information.  At the request of Owner, Manager shall promptly furnish, in a form and with content reasonably acceptable to the requesting party or parties, loss information with respect to (a) all liability claims arising out of the Project and brought against Owner or Manager; and (b) all property damage claims arising out of the Project.

4.3

Mandatory Insurance Coverage.  At all times during the Term, Manager shall procure and maintain or cause to be maintained the types and amounts of insurance set forth below at its sole cost and expense.  Manager shall cause Owner to be named as an additional insured with waiver of subrogation as to each policy of insurance obtained pursuant to this section 4.3.  Each such policy shall provide that Owner shall receive thirty days written notice of any cancellation of such policy.  Upon written request of Owner,

Manager shall deliver to Owner certificates of insurance for each policy required by this section 4.3.

4.3.1

Workers’ Compensation Insurance.  Manager shall maintain

workers’

compensation insurance as required by Iowa law sufficient to cover statutory limits of the applicable workers’ compensation laws of Iowa, and other applicable jurisdiction(s), if any, and employer's liability (including occupational disease)

coverage with limits of not less than $1,000,000 per occurrence and $1,000,000 in the aggregate.

4.3.2

Comprehensive General Liability Insurance.  Manager shall maintain comprehensive general liability insurance including hazards of (a) subcontractors and independent contractors, (b) explosion, collapse and underground hazards, (c)

contractual liability insuring, to the maximum extent available, the indemnities set forth in this Agreement, (d) personal injury liability (with the standard contractual and employee exclusions deleted) and (e) broad form property damage.  The insurance required by this Section 4.3.2 shall have coverage limits of not less than

$1,000,000 per occurrence and $1,000,000 annual aggregate.

4.3.3

Automobile Liability Insurance.  Manager shall maintain automobile liability insurance that covers all owned, non-owned and hired automobiles used by

Manager and shall have coverage limits of not less than $500,000 combined single limit per occurrence for bodily injury and property damage.

4.3.4

Umbrella Insurance.  Manager shall maintain excess liability in a form acceptable to Insured and in an amount equal to not less than $2,000,000 for any occurrence and not less than $2,000,000 in the aggregate.

Such excess liability will be in

excess of, or in substitution for, coverages required under Sections 4.3.1, 4.3.2 and 4.3.3.

4.3.5

Additional Insurance.  From time to time following the date of this Agreement,

Manager shall obtain and maintain such additional insurance, in form, content and amount, and insuring such risks as Owner reasonably shall require.

4.4

Unemployment and Other Insurance Benefits.  Manager agrees and covenants to withhold and pay any and all taxes and contributions levied and assessed against

Manager for unemployment insurance and the old age retirement benefits, pensions and annuities now or hereafter imposed by any Governmental Authority or labor agreement with respect to remuneration paid to persons employed by Manager.

ARTICLE 5

OWNER'S RIGHTS, RESPONSIBILITIES, AND COVENANTS

5.1

Access.  Owner shall provide Manager and Manager's subcontractors, agents and employees with full unconditional access to the Project Site at all times and without prior notice for the purpose of conducting the services performed hereunder.

5.2

Office Space.  Owner shall allow Manager to use any office space owned or leased by

Owner at or near the Project Site to perform Manager’s tasks under this Agreement.

5.3

Access to Petty Cash Bank Account.  Owner shall take all actions reasonably necessary to cause Manager's designees to be authorized to draw on the Petty Cash Bank Account maintained pursuant to Section 3.4.3(a) and to fund the Petty Cash Bank Account in a manner to provide Manager with sufficient funds to pay anticipated upcoming expenses authorized for payment from the Petty Cash Bank Account pursuant to Section 3.4.3.

5.4

Permits.  Owner shall maintain all Permits and approvals required to operate the Project,

provided that Manager has also fulfilled its obligations with respect thereto under Section

3.3.2(f)(i).

5.5

Payment Obligations.  Owner shall make all payment obligations specified herein and shall also pay all third party invoices submitted by Manager to Owner as being approved,

subject to Owner's right to dispute in good faith the correctness of any invoice or to assert any claims or rights it may have with respect thereto.  Owner shall also make all payments under the Project Easements unless Manager advises Owner against doing so.

5.6

Notice of Force Majeure, Defaults, Claims, and Orders.

Owner shall promptly

provide notice to Manager after becoming aware of any of the following with respect to the Project:

(a)

the occurrence of a Force Majeure event;

(b)

any default under any Applicable Agreement;

(c)

any claim, dispute, action, suit or controversy threatened or brought under or in connection with any of the transactions referenced in any Applicable

Agreement; and

(d)

any orders or notices received from any Governmental Authority,

regulators and third-parties in relation to the Project.

5.7

Owner Approval.

(a)

In all circumstances where the approval or consent of Owner is required to any action (or inaction) of Manager, Manager shall not be responsible for the costs of any delays or damages which may result if Owner fails to grant such approval in a reasonable or timely fashion; provided that

Manager (i) shall have provided promptly to Owner any such requests for approval and (ii) if Owner fails to have granted such approval or otherwise given Manager instructions within 24 hours prior to the time that approval is required to have been granted, Manager shall, without any further notice to Owner, inform the person or entity seeking such approval that the approval has been denied and Manager shall not be responsible for any costs or other consequences as a result of any such action.

(b)

In the case of an Emergency any such expenses incurred shall be deemed approved by Owner only where Manager has acted reasonably under the circumstances and it was not practicable at that time to seek Owner's prior approval for expenditures.

5.8

Ownership of Logs, Records, Files and Electronic Media.

All Performance Records

accumulated by Manager while this Agreement remains in force and any and all other records prepared or maintained by Manager as a part of its services, whether prepared on paper, stored electronically, or by any other media, shall remain the property of Owner.

All computer software, programs, applications, models, and other computer tools developed by Manager to facilitate the performance of its duties and obligations hereunder shall remain the property of Manager; provided that Owner and its Affiliates and their respective lenders, and any successor to Owner's interests in the Project, are hereby granted a non-exclusive royalty-free license to use such items in perpetuity.  Upon termination of this Agreement for any reason whatsoever, Manager shall furnish Owner with all Performance Records in Manager's possession and any other items of Owner's property.

5.9

Inspection of Records and Files.  Owner shall have the right, upon reasonable notice, to inspect during normal business hours, all physical records, logs, files and any other physical materials in the possession of Manager that directly pertain to the performance of the Project.

ARTICLE 6

LIABILITY OF MANAGER; INDEMNIFICATION

6.1

Liability for Consequential Damages.  Notwithstanding anything to the contrary contained herein, neither Party shall be liable to the other Party for consequential loss or damage, including, but not limited to, loss of use, loss of revenue, loss of profit, loss of goodwill, cost of purchased power or replacement power, or increased cost of alternate facilities and each Party hereby releases the other Party from any liability therefrom.

Owner agrees that its inability to pay indebtedness (including indebtedness to finance the purchase of the Project) due to Manager's default hereunder shall be deemed incidental or consequential damages.

6.2

Limitations of Liability.  Notwithstanding any other provision of this Agreement to the contrary, Manager's aggregate liability arising out of or relating to this Agreement from any and all causes, whether based on contract, strict liability, negligence, or any other cause of action shall in no event exceed the aggregate annual Fee actually paid or payable to Manager hereunder.  Manager shall not be liable for its failure to perform any of its obligations hereunder (or for damages or penalties during any period in which such performance is delayed) due to any event of Force Majeure.  Except in the case of gross negligence, fraud, or willful misconduct, the Parties intend that the waivers and disclaimers of liability, limitation and apportionment of liability, exclusive remedy provisions, and indemnity and hold harmless provisions set forth in this Agreement shall apply even in the event of the fault, negligence (in whole or in part), strict liability, or breach of contract of the Party released or whose liability is waived, disclaimed, limited,

apportioned, or fixed by such exclusive remedy, indemnified, or held harmless, and shall extend to the maximum extent permitted to such Party's Affiliates, and its and their respective partners, members, officers, directors, shareholders, employees, agents,

authorized representatives, successors, and permitted assigns.  The Parties also intend and agree that such provisions shall continue in full force and effect notwithstanding the completion, termination, suspension, cancellation or expiration of this Agreement.

6.3

Indemnification.  Owner, on the one hand, and Manager, on the other hand (each, an

"Indemnifying Party", as the case may be), shall defend, indemnify and hold harmless the other Party and the other Party's Affiliates and each of their respective members, partners,

directors, officers, agents, employees, successors and assigns (each, an "Indemnified

Party", as the case may be) from and against any and all losses, costs, damages, injuries,

liabilities, claims, demands, penalties, interest and causes of action (including reasonable attorneys' fees) incurred by any Indemnified Party (other than as a result of a breach of this Agreement by such Indemnified Party) or asserted by any third party against any

Indemnified Party to the extent of the Indemnifying Party's (or any of its subcontractors')

actions or inactions, other than to the extent caused by or arising from the negligence or willful misconduct of such Indemnified Party.

The amount of any such indemnity

payable by the Indemnifying Party shall be reduced by the amount of all insurance proceeds received by Indemnified Party with respect to the occurrence of the event giving rise to the indemnification obligation hereunder, provided that the insurer(s) providing such proceeds have agreed to waivers of subrogation against the Indemnified Party.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF MANAGER

Manager represents and warrants to Owner as follows:

7.1

Due Organization; Good Standing.  Manager is a Delaware limited liability company,

duly organized, qualified to conduct business in Iowa, validly existing and in respect of which no action relating to insolvency, liquidation or general suspension of payments has, to the knowledge of Manager, been taken.

7.2

Due Authorization.  The execution, delivery and performance of this Agreement by

Manager have been duly authorized by all necessary action on the part of Manager and do not and will not require the consent of any trustee or holder of any indebtedness or other obligation of Manager or any other party to any other agreement with Manager.

7.3

Execution and Delivery.  This Agreement has been duly executed and delivered by

Manager.  This Agreement constitutes the legal, valid, binding and enforceable obligation of Manager.

7.4

Governmental Approvals.  No governmental authorization, approval, order, license,

permit, franchise or consent, and no registration, declaration or filing with any

Governmental Authority is required on the part of Manager in connection with the execution, delivery and performance of this Agreement, except those which have already been obtained or which Manager anticipates will be timely obtained in the ordinary course of performance of this Agreement.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES OF OWNER

Owner represents and warrants to Manager as follows:

8.1

Due Organization; Good Standing. Owner is a Wisconsin corporation, duly organized,

validly existing and in respect of which no action relating to insolvency, liquidation or general suspension of payments has, to the knowledge of Owner, been taken.

8.2

Due Authorization.  The execution, delivery and performance of this Agreement by

Owner have been duly authorized by all necessary action on the part of Owner and do not and will not require the consent of any trustee or holder of any indebtedness or other obligation of Owner or any other party to any other agreement with Owner.

8.3

Execution and Delivery.  This Agreement has been duly executed and delivered by

Owner.  This Agreement constitutes the legal, valid, binding and enforceable obligation of Owner.

8.4

Governmental Approvals.  No governmental authorization, approval, order, license,

permit, franchise or consent, and no registration, declaration or filing with any

Governmental Authority is required on the part of Owner in connection with the execution, delivery and performance of this Agreement, except those which have already been obtained or which Owner anticipates will be timely obtained in the ordinary course of performance of this Agreement.

8.5

Owner’s Obligations.  Owner hereby warrants and agrees that it shall keep and perform all obligations required to be performed by Owner under any agreement described herein and not expressly entrusted to Manager hereunder.

ARTICLE 9

ARBITRATION

9.1

Disputes Subject to Arbitration.

The Parties agree to attempt informally to resolve all

disputes arising hereunder, or out of or in relation to the interpretation or performance of this Agreement, through meetings of engineering or other representatives of the Parties;

provided, however, that any such dispute which cannot be amicably resolved between the

Parties shall be submitted to binding arbitration upon the written notice of either Party delivered to the other of such Party’s intention to arbitrate and shall otherwise confirm to the requirements set forth below. The alternative dispute resolution procedures which shall apply under this Agreement are as follows:

Each notification of a dispute shall state the nature of the dispute, the facts relied upon,

the specific provisions of this Agreement and applicable law which support the notifying

Party’s position, and the amount claimed and the remedy sought by such Party. Within thirty (30) days after receipt thereof the Parties shall meet, by telephone or otherwise, in an attempt to settle the dispute. During such thirty-day period the Party receiving the notification may, but shall not be required to, submit a written response.

If the Parties cannot informally settle the dispute within thirty (30) days after receipt of the notice of  a dispute, the dispute shall be arbitrated before a panel of three arbitrators in accordance with the provisions of this section and in accordance with the Commercial

Arbitration Rules of the American Arbitration Association but not under the auspices of the American Arbitration Association Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The arbitrators shall determine all questions of fact and law relating to any controversy, claim or dispute hereunder, including but not limited to whether or not any such controversy, claim or dispute is subject to the arbitration provisions contained herein.

Any Party desiring arbitration shall serve on the other Party in accordance with the

Commercial Arbitration Rules, the Party’s Notice of Intent to Arbitrate. The Notice of

Intent shall be accompanied by the name of an arbitrator suggested by the Party serving the Notice of Intent.  The Party served with the notice shall advise the other Party in writing of the name of its suggested arbitrator.  Within twenty (20) calendar days after the

Notice of Intent has been made, the two arbitrators shall choose a third arbitrator who shall act as chairperson of the arbitral proceedings.  If the two arbitrators chosen by the

Parties do not agree upon a third arbitrator within twenty (20) calendar days after the filing of the Notice of Intent, then, upon the application of either Party, the third arbitrator shall be selected pursuant to 9 U.S.C. § 5, provided, however, that if the federal courts lack jurisdiction, then pursuant to Iowa Code ch. 679A.3.  The arbitration proceedings provided hereunder are hereby declared to be self-executing, and it shall not be necessary to petition a court to compel arbitration.  All arbitration proceedings shall be held in

Madison, Wisconsin.  The Parties shall bear their own attorney fees, costs and expenses associated with the arbitration.  The arbitrators shall make a determination within three

(3) months after the dispute is submitted for arbitration.

Notwithstanding the existence of a dispute and until the arbitrators render a decision,

each Party shall be obligated to fulfill its obligations and continue its performance in accordance with the terms hereof. Any payment due or payable by one Party to the other shall not be withheld on account of the occurrence or continuance of any expert resolution or arbitration proceedings. Neither Party shall make any public statements with respect to any disputes hereunder without the prior consent of the other Party unless compelled or required to do so by a governmental or regulatory authority having jurisdiction over such Party or such dispute or by applicable law.

9.2

Third Parties.  If a controversy, claim, dispute or difference arises between Manager and

Owner which is subject to the arbitration provisions hereunder and there exists or later arises a controversy, claim, dispute or difference between Manager and/or Owner and any other Party arising out of or related to the same transaction or series of transactions

(“Third-Party Controversy”), Owner shall be entitled to require that Manager shall be joined as a Party to any arbitration of such Third Party Controversy being pursued with any third party and Manager shall permit, and cooperate in, such joinder; provided,

however, that the third party must be a party to an agreement with Manager or Owner, or an Affiliate of Manager or Owner, which provides for arbitration of disputes thereunder in accordance with rules and procedures substantially the same in all material respects as provided for herein, or, if not, must consent to such arbitration.

ARTICLE 10

DEFAULT AND CURE

10.1

Default.

10.1.1

A Party shall be in default under this Agreement if that Party fails to perform a material obligation arising hereunder when specified herein and such failure to perform is not cured as herein provided.  A Party’s failure to perform may be cured only in accordance with Section 10.2 hereof and, to the extent such failure to perform is cured, no default shall be declared to exist hereunder.  If a default occurs and continues beyond the applicable time to cure, then the non-defaulting

Party or Parties shall have the right, in their sole discretion, to do any of the following:

(a)

Continue this Agreement in full force and effect; or

(b)

Upon thirty (30) days’ written notice to the defaulting Party, terminate all right, title and interest of such defaulting Party under this Agreement and all obligations of the non-defaulting Party or Parties hereunder.

10.1.2

Notwithstanding the exercise of any remedy set forth in this Section 10.1, the non-defaulting Party or Parties shall continue to be entitled to any and all remedies it may have against the defaulting Party under this Agreement, at law or in equity.

10.1.3

A Party who first becomes aware of an event of default by any Party shall give written notice to such Party of the nature and existence of the default within five

(5) days after it is first discovered; provided, however, the giving of such notice shall not be construed as a precondition to a default hereunder, but such notice shall be given before any Party shall have the right to terminate this Agreement pursuant to this Section 10.1.

10.2

Cure.  All defaults under this Agreement may be cured as follows:

10.2.1

Written notice of such default shall be sent by the non-defaulting Party to the defaulting Party as soon after becoming aware of the default as is reasonably possible, but in all events within five (5) working days after the non-defaulting

Party becomes aware of such event.

10.2.2

If, at the expiration of a grace period of thirty (30) days after the service of such notice, the event of default upon which such notice was based shall continue to exist (or in the case of an event of default which cannot with reasonable diligence be remedied within a period of thirty (30) days, if the defaulting Party fails to commence within a period of thirty (30) days after the service of such notice to remedy such event of default and to proceed with reasonable diligence thereafter to remedy such event of default but in any event no longer than ninety (90) days),

then the defaulting Party shall be in default under this Agreement.

ARTICLE 11

CHANGE ORDERS

11.1

Authorized Changes in the Work.  Owner may, at any time or from time to time, deliver to Manager a written proposal to add, delete or revise the Management Work and the

Administrative Work (a “Change Order”).  Manager shall reply to Owner within fifteen

(15) days after receipt of any such Change Order, indicating its acceptance or rejection of the Change Order.  If Manager rejects Change Order, this Agreement shall remain in effect until such time as it is terminated pursuant to Section 2.1 or Article 10.  If Manager accepts any portion of the Change Order, Manager shall deliver to Owner in writing a statement acknowledging and accepting the Change Order, or any part thereof, and indicating the adjustment to the Fee applicable thereto.

11.2

Execution of Change Orders.  Owner and Manager shall formally document and execute appropriate Change Orders that reflect changes to the Management Work and the

Administrative Work and Fee that are proposed by Owner and accepted by Manager pursuant to Section 11.1.

ARTICLE 12

MISCELLANEOUS

12.1

Notices.  All notices, demands, requests, and other communications desired or required to be given hereunder (“Notices”), shall be in writing and shall be given by: (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; (iii) sending the same by United States mail, postage prepaid,

certified mail, return receipt requested, addressed to the address for Notices; or (iv)

transmitted by facsimile to the address for notices; provided that the Party sending the

Notice by such means shall be required to provide confirmation of successful transmission.

All Notices shall be deemed given and effective upon the earlier to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) two (2) Business Days after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; (iii) five (5) Business Days after depositing the Notice in the United States mail as set forth in subparagraph (a)(iii) immediately above; or (iv) on the date received for transmission of Notices pursuant to subsection

(a)(iv) above. All Notices shall be addressed to a Party at the following address:

If to Manager, to:

Midwest Renewable Energy Services, LLC

579 – 410

th

Street

Joice, IA  50446

Attention:  Stephen F. Dryden

Facsimile number:  (641) 588-3730

E-m

ail:  steve.Dryden@midwest-renewable.com

with a copy to:

Nyemaster, Goode, West, Hansell & O’Brien, P.C.

700 Walnut, Suite 1600

Des Moines, IA 50309

Attention: Terry L. Monson, Esq.

Facsimile number:  (515) 283-8018

E-m

ail:  tmonson@nyemaster.com

If to Owner, to:

Madison Gas and Electric Company

133 South Blair Street

P.O. Box 1231

Madison, WI  53703

Attention:  Donald Peterson

Facsimile number:  (608) 252-4734

E-m

ail:  dpeterson@mge.com

with a copy to:

Stafford Rosenbaum, LLP

222 West Washington Avenue, Suite 900

P.O. Box 1784

Madison, WI 53701-1784

Attention:  Joseph P. Wright, Esq.

Facsimile number:  (608) 259-2600

E-m

ail:  jwright@staffordlaw.com

or to such other person or address as a Party shall furnish to the other Parties hereto in writing in accordance with this Section.

12.2

Designated Representatives. Each Party shall appoint from time to time, by written notice to the other Party, an individual as a representative (each an "Owner's Representative" or a "Manager's Representative", as applicable and each a "Representative") and one or more individuals as a deputy Representative for the purpose of representing and administering such Party's rights and obligations under this Agreement on a day-to-day basis.  Each Representative shall serve as the primary point of contact between the Parties for purposes of this Agreement.  A deputy Representative shall have the same function and authority as the primary Representative in the event the primary Representative is unavailable or incapacitated.  Each deputy, for purposes of this Agreement, shall also be deemed to be a Representative.  The Parties shall each identify its initial Representative and deputy Representative at least sixty (60) days prior to the beginning of the Term.  At all times, each Party's Representative or his or her deputy shall be reasonably available to communicate with the other Party's Representative or deputy Representative. Each Party may appoint a new Representative or deputy Representative at any time in its sole discretion. Each Representative shall be authorized to act on behalf of the Party by whom he or she was appointed with regard to such Party's performance hereunder.

12.3

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of Owner and Manager.  Neither Party may assign or transfer this Agreement in whole or in part except with the prior written consent of the other Party, which consent shall not be unreasonably withheld.  No such permitted assignment shall relieve the assigning Party of its obligations under this Agreement.

12.4

Waiver.  Unless otherwise expressly provided herein, no delay or omission by the Parties hereto in exercising any right or remedy provided for herein shall constitute a waiver of such right or remedy, nor shall such delay or omission be construed as a bar to or a waiver of any such right or remedy on any future occasion.

12.5

Governing Law.  This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Iowa.

12.6

Headings.  Headings appearing in this Agreement are for ease of reference only and shall in no way affect the construction of this Agreement.

12.7

Exhibits Incorporated.  All Exhibits referred to herein are hereby incorporated by reference.

12.8

Sections and Exhibits.  All references to Sections and to Exhibits are, unless otherwise indicated, to Sections of and Exhibits to this Agreement.

12.9

Amendments.  This Agreement may be modified or amended only by both Parties or their duly authorized representatives by an instrument in writing.

12.10

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

12.11

No Third Party Beneficiaries. The Parties do not intend to confer any benefit hereunder on any Person other than the Parties hereto.

12.12

Entire Agreement.  The terms and conditions set forth herein, together with those set forth on all Exhibits attached hereto, constitute the complete and exclusive statement of the agreement between Owner and Manager relating to the subject matter of this

Agreement, superseding all previous negotiations and understandings, and may not be contradicted by evidence of any prior or contemporaneous agreement.

12.13

Further Assurances.  The Parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the agreements contained herein in the manner contemplated hereby.

12.14

Severability.  In case any one or more of the provisions contained in this Agreement should be found invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the Parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

12.15

Exhibit A.  The Parties agree to amend Exhibit A from time to time to include the names of parties and dates for agreements identified therein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Owner and Manager have executed this Agreement as of the date and year first written above.

MIDWEST RENEWABLE ENERGY SERVICES, LLC

By: Midwest Renewable Energy Corporation, Manager

By: /s/ Stephen F. Dryden

Stephen F. Dryden, President

MADISON GAS AND ELECTRIC COMPANY

By: /s/ Gregory A. Bollom

Gregory A. Bollom

Assistant Vice President - Energy Planning

EXHIBIT A

DEFINITIONS

The following terms shall have the following meanings:

“Administrative Work” is defined in Section 3.4.

“Affiliate” means, as to a specified Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with the Person in question.

“Agreement” is defined in the preamble of this Agreement.

“Annual Budget” means the annual budget for the Project submitted by the Manager in accordance with Section 3.4.9.

“Applicable Agreements” means the Asset Purchase Agreement, the Interconnection Agreement,

the Project Easements, this Agreement, Substation Use Agreement, Meteorological Data Sharing

Agreement, the TIA and the Turbine Agreements.

“Applicable Laws” means all laws, treaties, ordinances, judgments, decrees, injunctions, writs,

orders, rules, regulations, interpretations, and permits of any Governmental Authority now or hereafter in effect, which may be or become applicable including, but not limited to, any

Governmental Authority having jurisdiction over the performance of the Management Work and/or the Administrative Work, the operation of the Project, transmission of Electricity in the

United States, the Applicable Agreements and each other document, instrument and agreement delivered thereunder or in connection therewith, the operation and maintenance of the Project the

WTGs and the other equipment in the Project, health and safety, or the environmental condition of the WTGs and the other equipment in the Project and the Project.

“Applicable Standards” means those fabrication, construction and electrical standards and codes applicable to projects such as the Project, including those set forth in the Applicable Agreements,

now or hereafter in effect, which may be or become applicable.

“BOP Agreements” means, collectively, the BOP Contract and BOP Warranty Agreement.

"BOP Contract" means that certain Balance of Plant Contract, dated as of __________________,

by and between BOP Contractor and Owner and each agreement, document and certificate delivered thereunder or in connection therewith.

“BOP Contractor” means ________________________________.

“BOP Warranty Agreement” means that certain BOP Warranty Agreement, dated as of

_________________, by and between Owner and BOP Contractor.

“Business Day” means any day that is not a Saturday, Sunday, or a legal holiday in the State of

Iowa.

Management and Admin Ag - FINAL 101306 (00172971)

“Change Order” means a document that authorizes an addition, deletion or revision in the

Management Work, the Administrative Work or an adjustment in Fee, issued on or after the date on which the Parties have executed this Agreement.

“CMS” means the control and monitoring system installed at the Project, including a central computer (SCADA) with processing and reporting software (i.e., software and central server only and no other remote computers) and appropriate technology licenses.

“Collection System” means the 33.6kV electrical collection system installed at the Project.

“Commissioning” is defined in the Turbine Agreements.

"Construction Contracts" mean, collectively, the TIA, the TSA, the Turbine Warranty

Agreement, the BOP Contract, the BOP Warranty Agreement, the Substation Construction

Contract, and any other agreements relating to any construction activities within the Project Site.

“CPI” means the Consumer Price Index.

“CPI Index” means the Consumer Price Index for All Cities, All Items (or any replacement index or similar index if the All Items is no longer reported), as reported by the Bureau of Labor

Statistics.

“Dryden” means Stephen F. Dryden.

"Electrical Infrastructure" shall have the meaning given to it in the Electrical M&S Agreement.

"Electrical M&S Agreement" means that certain Electrical Infrastructure Maintenance and

Service Agreement, dated on or about ___________________, by and between Owner and

________________________.

"Emergency" is defined in Section 3.3.2(d)

“Expense Invoice” is defined in Section 2.3.

“Fee” is defined in Section 2.2.

"Final Completion" shall have the same meaning as (i) "Final Completion" under the TSA, (ii)

"Final Completion" in the BOP Contract, and (iii) "Final Acceptance" in the Substation

Construction Contract, as applicable.

“Force Majeure” means an event or events the cause of which is beyond the control and does not in any way result from the fault or negligence (and could not reasonably have been prevented or avoided through the use of reasonable precautions or other reasonable actions) of the Party or

Parties whose performance is delayed or prevented in consequence of such event(s) including,

Management and Admin Ag - FINAL 101306 (00172971)

but not limited to, any acts of war, sabotage, terrorism, rebellion, insurrection, acts of foreign enemies, military or usurped power or martial law, expropriation or confiscation of facilities or property by order of any Governmental Authority, any act or failure to act by any Governmental

Authority purporting to exercise jurisdiction which prevents or delays performance under the

Applicable Agreements, fires, floods, explosions, dangerously high winds, hail, ice and ice storms, earthquakes and other acts of God, but shall not include any failure of performance of any contractual provision of the Applicable Agreements in circumstances other than those contemplated above, and any strikes, lockouts or other labor disputes affecting Owner.

“Governmental Authority” means any federal, state, local or other governmental, judicial, public or statutory instrumentality, tribunal, agency, authority, body or entity, or any political subdivision thereof, purporting to exercise jurisdiction over the matter or Person in question.

“Hazardous Material" means and includes asbestos or any substance containing asbestos,

polychlorinated biphenyls, explosives, radioactive materials, chemicals known or suspected to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions, infectious wastes, petroleum or petroleum-derived waste or product or related materials and any items defined as hazardous, special or toxic materials, substances or waste under any Hazardous

Material Laws.

"Hazardous Material Laws" collectively means and includes any present local, state or federal law relating to public health, safety or the environment including without limitation, the

Resource Conservation and Recovery Act, as amended ("RCRA"), 42 U.S.C. §6901 et seq., the

Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42

U.S.C. §9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of

1986 ("SARA"), the Clean Air Act, as amended, 42 U.S.C. §7401 et seq., the Hazardous

Materials Transportation Act, 49 U.S.C. §5101 et seq., the Clean Water Act, 33 U.S.C. §1251 et

seq., the Toxic Substances Control Act,  15 U.S.C. §2601 et seq., the Safe Drinking Water Act,

42 U.S.C. §300f et seq., the Uranium Mill Tailings Radiation Control Act, 42 U.S.C. §7901 et

seq., the Occupational Safety and Health Act, 29 U.S.C. §655 et seq., the Federal Insecticide,

Fungicide and Rodenticide Act, 7 U.S.C. §136 et seq., the National Environmental Policy Act,

42 U.S.C. §4321 et seq., the Noise Control Act, 42 U.S.C. §4901 et seq., and the Emergency

Planning and Community Right-to-Know Act,  42 U.S.C. §11001 et seq., and the amendments,

regulations, orders, decrees, permits, licenses or deed restrictions now or hereafter promulgated thereunder.

“Indemnified Party” is defined in Section 6.2.

“Initial Term” is defined in Section 2.1.

“Insureds” is defined in Section 4.2.

“Interconnection Agreement” means that certain Large Generator Interconnection Agreement by and among MISO, IPL and NIW II, dated November 24, 2003

“IPL” means Interstate Power and Light Company, a Delaware corporation and a wholly owned subsidiary of Alliant Energy Corporation, a Delaware corporation.

Management and Admin Ag - FINAL 101306 (00172971)

“Loss” is defined in Section 3.3.2(e).

“Manager” is defined in the preamble of this Agreement.

"Manager's Representative" is defined in section 12.2.

“MISO” means the Midwest Independent Transmission System Operator, Inc., its successors and assigns.

“NIW II” means Northern Iowa Windpower II, LLC, a Delaware limited liability company, its successors and permitted assigns.

“Notices” is defined in Section 12.1.

“Owner” is defined in the Preamble.

"Owner's Representative" is defined in Section 12.2.

“Party” is defined in the Preamble.

“Parties” is defined in the Preamble.

“Performance Records” is defined in Section 3.3.2(i).

“Person” means any individual, corporation, partnership, limited liability company, association,

joint stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof.

“Petty Cash Bank Account” is defined in Section 3.4.3(a).

“Prime Rate” means the interest rate (sometimes referred to as the “base rate”) for large commercial loans to creditworthy entities announced from time to time by Citibank, N.A. (New

York), or its successor bank, or, if such rate is not announced, the rate published in The Wall

Street Journal as the “Prime Rate” from time to time (or, if more than one rate is published, the arithmetic mean of such rates), in either case determined as of the date the obligation to pay interest arises, but in no event more than the maximum rate permitted by Applicable Law.

“Project Easements” means those easement agreements by and between Owner and each of the landowners of the real property at the Project and those easements contained in the Substation

Use Agreement.

“Prudent Wind Industry Practices” means those practices, methods, standards and acts (including those engaged in or approved by a significant portion of the power industry for similar facilities in the United States) that at a particular time in the exercise of good judgment would have been

Management and Admin Ag - FINAL 101306 (00172971)

expected to accomplish the desired result in a manner consistent with Applicable Laws, safety,

environmental protection, economy and expedition.

"Representative" is defined in Section 12.2.

“Substation” means the 112MVA transformer and interconnection substation though which power generated by the Project is delivered to the power grid pursuant to the terms of the

Substation Use Agreement.

"Substation Construction Contract" means that certain agreement, dated as of

______________________________ by and between _______________________and

________________________ for construction of the Substation.

“Substation Use Agreement” means that certain Substation and Transformer Shared Use

Agreement and Easement Agreement between Owner and NIW II dated September 29, 2006 and, as incorporated therein, the Substation Use Agreement between Northern Iowa Windpower,

LLC and NIW II.

“Term” is defined in Section 2.1.

“Third-Party Controversy” is defined in Section 9.3.

“TSA” means that certain

Wind Turbine Supply Agreement, dated as of

____________________________, by and between Vestas and Owner and each agreement,

document and certificate delivered thereunder or in connection therewith.

“Turbine Agreements” means the TSA and the Turbine Warranty Agreement.

“Turbine Warranty Agreement” means that certain Warranty Agreement, dated as of

_____________________, by and between Vestas and Owner.

“TIA” means that certain Wind Turbine Installation Agreement, dated as of

____________________________, by and between ____________ and Owner and each agreement, document and certificate delivered thereunder or in connection therewith.

“WTGs” is defined in Recital A.

Management and Admin Ag - FINAL 101306 (00172971)